Amendment no. 15 to ADMINISTRATION AGREEMENT

THIS AMENDMENT NO. 15 TO ADMINISTRATION AGREEMENT (this “Amendment”), made this 30 day of June, 2023 (the “Amendment No. 15 Effective Date”), between RiverPark Funds Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), and SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the “Administrator”).

WHEREAS:

1.	The parties hereto entered into an Administration Agreement, dated as of September 8, 2010, as amended by Amendment No. 1, dated October 1, 2011; Amendment No. 2, dated April 1, 2012; Amendment No. 3, dated May, 2013; Amendment No. 4, dated August 12, 2013; Amendment No. 5, dated January 29, 2015; Amendment No. 6, dated August 10, 2015; Amendment No. 7, dated October 1, 2015; Amendment No. 10, dated October 1, 2016, Amendment No. 11 dated August 7, 2018, Amendment No. 12 dated May 8, 2019, Amendment No. 13 dated August 19, 2022; and Amendment No. 14 dated October 1, 2022 (together, the “Agreement”), pursuant to which, among other things, the Administrator agreed to provide certain administration services on behalf of the Trust;

2.	The parties acknowledge and agree that due to a numbering error, no Amendment No. 8 or Amendment No. 9 to the Agreement exist; and

3.	The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Defined Terms. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2.	Schedule I (Portfolios). Schedule I (Portfolios) of the Agreement is hereby deleted in its entirety and replaced with the Schedule I (Portfolios) attached hereto as Attachment 1.

3.	Schedule III (Schedule of Fees). Schedule III (Schedule of Fees) of the Agreement is hereby amended solely to delete and replace in its entirety the “Annual Minimum Fee” subsection of the “Administration and Accounting Fee” section of Schedule III with the following:

Annual Minimum Fee (calculated and paid on a monthly basis):

Portfolios	Annual Minimum Fee
RiverPark Large Growth Fund Wedgewood Fund RiverPark Short Term High Yield Fund RiverPark Long/Short Opportunity Fund RiverPark CMBS Floating Rate Fund RiverPark/Next Century Growth Fund	$[]*

*	In the event that one or more new Portfolios are added to or removed from this Agreement after the Amendment No. 15 Effective Date, the Annual Minimum Fee shall be increased by $[] per new Portfolio added, reduced by $[] for each Portfolio removed leaving at least five Portfolios in the Trust, and reduced by $[] for each Portfolio removed leaving less than five Portfolios in the Trust.

4.	Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and shall continue in full force and effect.

5.	Counterparts. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

6.	Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of the Administrator the Trust and each of their respective permitted successors and assigns.

7.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the Amendment No. 15 Effective Date.

ADMINISTRATOR:	TRUST:

SEI INVESTMENTS GLOBAL FUNDS SERVICES By: /s/ John Alshefski Name: John Alshefski Title: SVP	RIVERPARK FUNDS TRUST By: /s/ Morty Schaja Name: Morty Schaja Title: Chairman

ATTACHMENT 1

SCHEDULE I

Portfolios

RiverPark Large Growth Fund

Wedgewood Fund

RiverPark Short Term High Yield Fund

RiverPark Long/Short Opportunity Fund

RiverPark CMBS Floating Rate Fund

RiverPark/Next Century Growth Fund

3